Exhibit 99.1

Press Release General Inquiries: (713) 783-8000 www.sanchezenergycorp.com

Sanchez Energy Reports First-Quarter 2019

Financial and Operating Results

HOUSTON--(GLOBE NEWSWIRE)--May 8, 2019--Sanchez Energy Corporation (OTC Pink: SNEC) today reported financial and operating results for first-quarter 2019.  A summary of the report follows:

•	Production of 76,267 barrels of oil equivalent per day (Boe/d), or 6.9 million barrels of oil equivalent (MMBoe), a decrease of 4.6 percent compared to fourth-quarter 2018;

•	Brought 18 gross (four net) wells online at Comanche during first-quarter 2019 with activity concentrated in Areas 3 and 5;

•	Net loss of $67.3 million, compared to net income of $119.4 million in fourth-quarter 2018 and a net loss of $4.8 million in first-quarter 2018; and

•	Adjusted EBITDAX (a non-GAAP financial measure) of $93.0 million, compared to $111.3 million in fourth-quarter 2018 and $117.9 million in first-quarter 2018.

MANAGEMENT COMMENTS

“Consistent with the substantially reduced capital spending plan we announced in February 2019, our first-quarter 2019 operations were aimed at meeting the company's drilling and development commitments at Catarina and Comanche for the 12-month periods that extend into this year,” said Tony Sanchez, III, president and chief executive officer of Sanchez Energy.  “Having already fulfilled the 50-well annual commitment at Catarina for the 12-month period ending June 30, 2019 prior to first-quarter 2019, our focus during the quarter was at Comanche, where we currently have two rigs running and consistently see drilling durations of seven days or less, spud to total depth, per well.  During the quarter, the company tested wider well spacing at Comanche with results consistently better than wells drilled with tighter spacing.  The company has also revised its drawdown strategy on new wells at Comanche, which has shown encouraging results and shallower declines compared to wells drilled under the previous strategy.

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“As part of our continuing focus on lower risk projects and optimization opportunities, the company completed more than 150 workovers during the quarter, which were primarily related to implementing artificial lift strategies at Comanche.  Due in large part to the success of these projects, production came in at 76,267 Boe/d during first-quarter 2019.  While production was 4.6 percent lower compared to fourth-quarter 2018, we consider the quarter-over-quarter decrease relatively modest given the company’s significant reduction in capital spending from 2018 levels.”

OPERATIONS UPDATE

During first-quarter 2019, the company spud eight gross (two net) wells, completed 18 gross (four net) wells and brought 18 gross (four net) wells online.  All of the wells brought online during the quarter were at Comanche, where activity was concentrated in Areas 3 and 5.

At the company’s non-operated Palmetto asset, the operator spud the final well of a six-well project in the southern portion of the asset.  The operator is currently completing all wells and anticipates bringing them online early in second-quarter 2019.

As of March 31, 2019, the company had 2,396 gross (977 net) producing wells with 26 gross wells in various stages of completion, as detailed in the following table:

Area	Gross Producing Wells	Gross Wells Awaiting/ Undergoing Completion
Comanche	1,747	3
Catarina	456	17
Palmetto	76	6
Maverick	67	—
TMS / Other	50	—
Total	2,396	26

DRILLING AND DEVELOPMENT COMMITMENTS

            The company has an annual drilling commitment at Catarina, in addition to a 120-day continuous drilling commitment.  As of June 30, 2018, the company achieved a 26-well drilling bank at Catarina that can be applied toward its current annual drilling commitment for the period that extends from July 1, 2018 to June 30, 2019.  The company drilled an additional 36 wells between July 1, 2018 and March 31, 2019 at Catarina, resulting in a total of 62 wells toward the current annual drilling commitment of 50 wells.  Accordingly, the company has met its annual drilling commitment at Catarina for the period July 1, 2018 to June 30, 2019 and has achieved a bank of 12 wells toward the next annual drilling commitment period, which begins on July 1, 2019.  Additionally, the company has maintained compliance with the 120-day continuous drilling commitment on the asset.

The company has an annual development commitment at Comanche, in addition to other requirements in leases that must be met in order to maintain its acreage position.  As of Aug. 31, 2018, the company achieved a 30-well bank at Comanche that can be applied toward its current annual development commitment for the period that extends from Sept. 1, 2018 to Aug. 31, 2019.  The company completed and equipped an additional 45 wells at Comanche between Sept. 1, 2018 and March 31, 2019, resulting in a total of 75 wells toward the current annual development commitment

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of 60 wells. Accordingly, the company has met its annual development commitment at Comanche for the period Sept. 1, 2018 to Aug. 31, 2019.  Furthermore, the company expects to meet all additional lease requirements through execution of its 2019 capital plan.

PRODUCTION MIX, REVENUES AND COMMODITY PRICE REALIZATIONS

The company’s production mix during first-quarter 2019 consisted of 34 percent oil, 34 percent natural gas liquids (NGLs) and 32 percent natural gas.  By asset area, Catarina, Comanche and Maverick/Palmetto/TMS/Other represented over 55 percent, over 40 percent and less than five percent, respectively, of the company’s total first-quarter 2019 production volumes.

First-quarter 2019 revenues were $216.7 million, compared to $268.7 million for fourth-quarter 2018 and $251.2 million for first-quarter 2018.  Commodity price realizations, which include the impact of $3.5 million paid during the quarter in connection with the settlement of commodity derivatives, were $53.79 per Bbl of oil, $17.34 per Bbl of NGLs, and $3.18 per thousand cubic feet (Mcf) of natural gas for first-quarter 2019.

CAPITAL EXPENDITURES

Capital expenditures during first-quarter 2019 totaled $18.1 million, of which 98 percent was allocated to drilling, completion and infrastructure, and two percent was allocated to leasing and business development activities.

FINANCIAL RESULTS

The company reported a net loss of $67.3 million for first-quarter 2019, which includes $44.9 million in non-cash mark-to-market losses related to commodity derivatives and a $3.9 million non-cash impairment charge.  This compares to reported net income of $119.4 million for fourth-quarter 2018 and a reported net loss of $4.8 million for first-quarter 2018.  The company’s first-quarter 2019 Adjusted EBITDAX was $93.0 million, compared to $111.3 million for fourth-quarter 2018 and $117.9 million for first-quarter 2018.

Adjusted EBITDAX is a non-GAAP financial measure that is defined and reconciled in a table included with this press release.

HEDGING UPDATE

On a consolidated basis, the company has hedged approximately 2,339,000 Bbls of its April through December 2019 oil production; 13,105,000 million British thermal units (MMBtu) of its April through December 2019 natural gas production; 1,055,560 Bbls of its 2020 oil production; and 6,893,150 MMBtu of its 2020 natural gas production.  Additional information on Sanchez Energy’s complete hedge position can be found in the company’s documents on file with the U.S. Securities and Exchange Commission (SEC) at www.sec.gov.

LIQUIDITY AND CREDIT FACILITIES

As of March 31, 2019, the company’s liquidity was approximately $358.6 million, which consisted of $200.7 million in cash and cash equivalents and $157.9 million of combined borrowing capacity under two credit facilities:  the

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$25.0 million parent-level credit facility, which had approximately $7.9 million of available borrowing capacity, net of an outstanding letter of credit, and the SN EF UnSub, LP (“UnSub”) revolving credit facility, which had a borrowing base and commitment amount of $315.0 million and $150.0 million of available borrowing capacity.  The company repaid $6.0 million of principal under the UnSub revolving credit facility after March 31, 2019.

SHARE COUNT

As of March 31, 2019, the company had 99.8 million common shares outstanding.  Assuming all Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock were converted, total outstanding common shares would have been 107.5 million as of March 31, 2019.  For the three months ended March 31, 2019, the weighted average number of unrestricted common shares used to calculate the net loss attributable to common stockholders, basic and diluted, which is determined in accordance with GAAP, was 91.7 million shares.

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation (OTC Pink: SNEC) is an independent exploration and production company focused on the acquisition and development of oil and natural gas resources in the onshore United States, with a current focus on the Eagle Ford Shale in South Texas.  For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com.

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to future financial and operating results and returns, our strategy and plans, including future drilling plans and economic drilling zones, our ability to increase reserves and production and generate income or cash flows, service our debt and other obligations and repay or otherwise refinance such obligations when due or at maturity, our ability to keep well costs down, the benefits related to the Comanche transaction and the company’s anticipated ability to fund capital expenditures or reduce its leverage.  These statements are based on certain assumptions made by the company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management.  When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," “budget,” “forecast,” “guidance,” "profile," "model," "strategy," "future," or their negatives, other similar expressions or the statements that include those words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to the timing and extent of changes in prices of, and demand for,

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crude oil and condensate, natural gas liquids, natural gas and related commodities; our ability to successfully execute our business and financial strategies; our ability to comply with the financial and other covenants in our debt instruments, to repay our debt, and to address our liquidity needs; the extent to which we are able to engage in successful strategic alternatives to improve our balance sheet and satisfy our obligations under our debt instruments; the extent to which our drilling plans are successful in maintaining and economically developing our acreage, producing and replacing reserves and achieving anticipated production levels; our ability to replace the reserves we produce through drilling and property acquisitions; our ability to successfully integrate our various acquired assets into our operations and realize the benefits of the those acquisitions, to fully identify existing and potential issues or liabilities and to accurately estimate reserves, production and costs with respect to such assets; our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure, debt service and other funding requirements through internally generated cash flows, asset sales and other activities; the extent to which an active market, if any, develops in the trading of our common stock in the over-the-counter markets; our ability to utilize the services, personnel and other assets of Sanchez Oil & Gas Corporation pursuant to an existing services agreement; Sanchez Oil & Gas Corporation’s ability to retain personnel and other resources to perform its obligations under the existing services agreement; the realized benefits of our partnerships and joint ventures, including our transactions with Sanchez Midstream Partners LP and our partnership with affiliates of The Blackstone Group, L.P.; the accuracy of reserve estimates; our ability to successfully execute our hedging strategy and the resulting realized prices therefrom; our ability to maintain the financial risks where we share with more than one party the cost of drilling, equipping, completing and operating wells, including with respect to the Comanche assets; and other factors described in Sanchez Energy's most recent Annual Report on Form 10-K and any updates to those risk factors set forth in Sanchez Energy's Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Further information on such assumptions, risks and uncertainties is available in Sanchez Energy's filings with the SEC.  Sanchez Energy's filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC's website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy's forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy's forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

COMPANY CONTACTS:

Cameron W. George

Executive Vice President & CFO

Cham J. King

Director, Finance & Investor Contact

(877) 847-0009

ir@sanchezenergycorp.com

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SANCHEZ ENERGY CORPORATION

KEY OPERATING STATISTICS

	Three Months Ended
	March 31,
	2019	2018
Net Production:
Oil (MBbls)	2,336	2,521
Natural gas liquids (MBbls)	2,335	2,406
Natural gas (MMcf)	13,158	13,950
Total oil equivalent (MBoe)(1)	6,864	7,251
Average Sales Price Excluding Derivatives(2):
Oil ($ per Bbl)	$54.81	$61.64
Natural gas liquids ($ per Bbl)	$17.34	$20.50
Natural gas ($ per Mcf)	$3.27	$2.99
Oil equivalent ($ per Boe)	$30.82	$33.98
Average Sales Price Including Derivatives(3):
Oil ($ per Bbl)	$53.79	$53.32
Natural gas liquids ($ per Bbl)	$17.34	$20.50
Natural gas ($ per Mcf)	$3.18	$3.09
Oil equivalent ($ per Boe)	$30.31	$31.27
Average unit costs per Boe:
Oil and natural gas production expenses(4)	$11.79	$9.92
Production and ad valorem taxes	$1.90	$1.86
Depreciation, depletion, amortization and accretion	$9.83	$8.17
Impairment of oil and natural gas properties	$0.57	$0.13

(1) Includes production associated with UnSub of approximately 2,055 MBoe and 2,515 MBoe for the three months ended March 31, 2019 and 2018, respectively.
(2) Excludes the impact of derivative instrument settlements.
(3) Includes the impact of derivative instrument settlements.
(4) Includes a $5.9 million non-cash gain for the three months ended March 31, 2018 from the amortization of the deferred gain on Western Catarina Midstream divestiture.

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SANCHEZ ENERGY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS DATA (unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
REVENUES:
Oil sales	$128,028	$155,392
Natural gas liquid sales	40,500	49,305
Natural gas sales	43,049	41,729
Sales and marketing revenues	5,145	4,802
Total revenues	216,722	251,228
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	80,955	71,948
Exploration expenses	1,270	33
Sales and marketing expenses	4,931	4,173
Production and ad valorem taxes	13,050	13,469
Depreciation, depletion, amortization and accretion	67,481	59,248
Impairment of oil and natural gas properties	3,930	948
General and administrative expenses	20,483	22,420
Total operating costs and expenses	192,100	172,239
Operating income	24,622	78,989
Other income (expense):
Interest income	622	742
Other income	826	3,428
Interest expense	(44,553)	(43,920)
Net losses on commodity derivatives	(48,423)	(44,054)
Total other expense	(91,528)	(83,804)
Loss before income taxes	(66,906)	(4,815)
Income tax expense	436	—
Net loss	(67,342)	(4,815)
Less:
Preferred stock dividends	(2,516)	(3,987)
Preferred unit dividends and distributions	(12,500)	(9,908)
Preferred unit amortization	(7,033)	(5,930)
Net loss attributable to common stockholders	$(89,391)	$(24,640)

Net loss per common share - basic and diluted	$(0.98)	$(0.30)
Weighted average number of shares used to calculate net loss attributable to common stockholders - basic and diluted	91,663	80,919

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SANCHEZ ENERGY CORPORATION

CONSOLIDATED BALANCE SHEET (unaudited)

(in thousands, except per share amounts)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$200,698	$197,613
Oil and natural gas receivables	79,022	87,222
Joint interest billings receivables	20,367	33,263
Accounts receivable - related entities	9,286	6,099
Fair value of derivative instruments	1,372	15,714
Other current assets	27,813	33,070
Total current assets	338,558	372,981
Oil and natural gas properties, on the basis of successful efforts accounting:
Proved oil and natural gas properties	3,817,836	3,792,431
Unproved oil and natural gas properties	317,377	328,643
Total oil and natural gas properties	4,135,213	4,121,074
Less: Accumulated depreciation, depletion, amortization and impairment	(1,827,245)	(1,761,949)
Total oil and natural gas properties, net	2,307,968	2,359,125

Other assets:
Fair value of derivative instruments	6,667	12,102
Right of use assets, net	322,230	—
Investments (includes investment in SNMP measured at fair value of $4.9 million and $3.9 million as of March 31, 2019 and December 31, 2018, respectively)	18,181	16,664
Other assets	52,959	59,088
Total assets	$3,046,563	$2,819,960
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$11,863	$32,382
Other payables	124,802	74,628
Accrued liabilities:
Capital expenditures	15,252	61,970
Other	90,819	102,728
Fair value of derivative instruments	22,843	706
Short term debt	245	304
Short term lease liabilities	102,508	—
Other current liabilities	23,826	75,581
Total current liabilities	392,158	348,299
Long term debt, net of premium, discount and debt issuance costs	2,396,151	2,395,408
Asset retirement obligations	47,122	46,175
Fair value of derivative instruments	3,090	366
Long term lease liabilities	222,315	—
Other liabilities	653	21,407
Total liabilities	3,061,489	2,811,655
Commitments and contingencies
Mezzanine equity:
Preferred units ($1,000 liquidation preference, 500,000 units authorized, issued and outstanding as of March 31, 2019 and December 31, 2018)	472,361	452,828
Stockholders' deficit:
Preferred stock ($0.01 par value, 15,000,000 shares authorized; 780,432 and 1,838,985 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively, of 4.875% Convertible Perpetual Preferred Stock, Series A; 2,511,013 and 3,527,830 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively, of 6.500% Convertible Perpetual Preferred Stock, Series B)	32	53
Common stock ($0.01 par value, 300,000,000 shares authorized; 99,794,460 and 87,328,424 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively)	1,007	881
Additional paid-in capital	1,371,450	1,367,427
Accumulated deficit	(1,859,776)	(1,812,884)
Total stockholders' deficit	(487,287)	(444,523)
Total liabilities and stockholders' deficit	$3,046,563	$2,819,960

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SANCHEZ ENERGY CORPORATION

Non-GAAP Reconciliation – Adjusted EBITDAX

(in thousands)

“Adjusted EBITDAX” is a non‑GAAP financial measure that is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table presents a reconciliation of our net income (loss) to Adjusted EBITDAX:

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
	2019	2018	2018

Net income (loss)	$(67,342)	$119,409	$(4,815)
Adjusted by:
Interest expense	44,553	45,194	43,920
Net (gains) losses on commodity derivatives	48,423	(114,628)	44,054
Net settlements paid on commodity derivatives	(3,508)	(25,350)	(19,651)
Exploration expense	1,270	48	33
Depreciation, depletion, amortization and accretion	67,481	72,965	59,248
Impairment of oil and natural gas properties	3,930	10,127	948
Non-cash stock-based compensation (benefit) expense	141	(2,086)	(375)
Acquisition and divestiture costs included in general and administrative	—	35	365
Income tax expense	436	—	—
Gains on other derivatives	(276)	(5,963)	(336)
(Gains) losses on investments	(1,517)	18,437	1,150
Amortization of deferred gain on Western Catarina Midstream Divestiture	—	(5,930)	(5,929)
Interest income	(622)	(951)	(742)
Adjusted EBITDAX(1)	$92,969	$111,307	$117,870

(1) UnSub component of Adjusted EBITDAX was approximately 31 percent, 40 percent, and 30 percent respectively, for the three months ended March 31, 2019, and 2018 and December 31, 2018.

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